Shareholder Relations NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson

President and Chief Executive

Officer

(781) 982-6660

Denis K. Sheahan

Chief Financial Officer

and Treasurer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES QUARTERLY DIVIDEND OF $0.17 PER SHARE

Rockland, MA (December 13, 2007) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.17 per share dividend which will be payable on January 4, 2008, to stockholders of record as of the close of business on December 24, 2007.

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has approximately $2.7 billion in assets. Rockland Trust offers commercial banking, retail banking, investment management services, and insurance sales services from: over 50 retail branches, 9 commercial lending centers, 5 mortgage origination offices located throughout southeastern Massachusetts and on Cape Cod; and, from 4 investment management offices located throughout southeastern Massachusetts, on Cape Cod, and in Rhode Island. To find out more about the products and services available at Rockland Trust, please visit our website at www.RocklandTrust.com.

###